SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2003

ALASKA AIR GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8957	91-1292054

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19300 Pacific Highway South, Seattle, Washington	98188

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 431-7040

ITEM 5. OTHER EVENTS

     On March 18, 2003, Alaska Air Group, Inc. issued a press release announcing the pricing of the Company’s intention to make a private offering of floating rate senior convertible notes due 2023, subject to market and other conditions.

     The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

ITEM 7. EXHIBITS

     99.1          Press Release dated March 18, 2003

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 19, 2003	ALASKA AIR GROUP, INC. /s/ Terri K. Maupin Terri K. Maupin Staff Vice President/Finance and Controller

March 19, 2003	/s/ Bradley D. Tilden Bradley D. Tilden Executive Vice President/Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

99.1	Press Release dated March 18, 2003

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